CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated October 11, 2012, relating to the financial statements and financial highlights appearing in the August 31, 2012 Annual Report to Shareholders of Vanguard Short-Term Government Bond Index Fund, Vanguard Intermediate-Term Government Bond Index Fund, Vanguard Long-Term Government Bond Index Fund, Vanguard Short-Term Corporate Bond Index Fund, Vanguard Intermediate-Term Corporate Bond Index Fund, Vanguard Long-Term Corporate Bond Index Fund, and Vanguard Mortgage-Backed Securities Index Fund, and our reports dated October 16, 2012, relating to the financial statements and financial highlights appearing in the August 31, 2012 Annual Reports to Shareholders of Vanguard Russell 1000 Index Fund, Vanguard Russell 1000 Value Index Fund, Vanguard 1000 Growth Index Fund, Vanguard Russell 2000 Index Fund, Vanguard Russell 2000 Value Index Fund, Vanguard Russell 2000 Growth Index Fund, Vanguard Russell 3000 Index Fund, and Vanguard Explorer Value Fund (comprising Vanguard Scottsdale Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
April 22, 2012